UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2021 (December 29, 2020)

RUSH STREET INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39232	84-3626708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 950

Chicago, Illinois 60611

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 915-2815

dMY Technology Group, Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	RSI	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock	RSI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

The Business Combination

On December 29, 2020, dMY Technology Group, Inc. (“dMY”) consummated the acquisition of certain company units of Rush Street Interactive, LP (“RSI”) pursuant to a Business Combination Agreement, dated as of July 27, 2020 (as amended and restated on October 9, 2020, as further amended on December 4, 2020 pursuant to the BCA Amendment (as defined below), the “Business Combination Agreement”), by and among dMY, RSI, the sellers set forth on the signatures pages thereto (collectively, the “Sellers” and each, a “Seller”), dMY Sponsor, LLC (the “Sponsor”), and Rush Street Interactive GP, LLC, in its capacity as the Sellers’ Representative (in such capacity, the “Sellers’ Representative”) (the transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”), following the approval at the special meeting of stockholders of dMY held on December 29, 2020 (the “Special Meeting”). In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from dMY Technology Group, Inc. to Rush Street Interactive, Inc. (the “Company”). Unless otherwise defined herein, capitalized terms used in this Current Report on Form 8-K have the same meaning as set forth in the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2020 by dMY.

The Consideration

Pursuant to the Business Combination Agreement, at the time of the Closing:

(i) dMY, through its wholly-owned subsidiary RSI ASLP, Inc. (the “Special Limited Partner”), contributed approximately $266.2 million of cash to RSI (the “Contribution Amount”), representing (a) the aggregate amount held in the trust account of dMY, following the redemption (the “Redemption”) of 485 shares of Class A Common Stock originally sold in dMY’s initial public offering for the aggregate amount of $4,866.97, together with interest thereon, less (b) $125 million, representing the aggregate amount of consideration paid to the Sellers in connection with their sale to the Special Limited Partner of 12,500,000 RSI Units (such RSI Units, the “Purchased RSI Units” and such consideration, the “Purchased RSI Units Cash Consideration”), plus (c) $160,430,020 in proceeds from the sale of 16,043,002 shares of Class A Common Stock for a purchase price of $10.00 per share (together, the “PIPE”) pursuant to certain subscription agreements (the “Subscription Agreements”) dated as of July 27, 2020, among dMY, RSI, the Sellers’ Representative and the subscribers party thereto, plus (d) the aggregate amount of transaction expenses incurred by the parties to the Business Combination Agreement as of the Closing, in exchange for (x) 44,792,517 common units of RSI (the “RSI Units” and such RSI Units issued to dMY, the “Issued RSI Units”) and (y) certain rights under the Tax Receivable Agreement (as defined and discussed below),

(ii) the Sellers transferred to the Special Limited Partner the Purchased RSI Units for an aggregate amount equal to the Purchased RSI Units Cash Consideration (and forfeited to dMY a corresponding number of shares of the Class V Voting Stock issued to the Sellers as described in clause (iv) below),

(iii) the Sellers retained an aggregate of 160,000,000 RSI Units (the “Retained RSI Units”), representing the number of RSI Units retained by the Sellers (including 15,000,000 Earnout Interests (as defined below)) net of the number of Purchased RSI Units, and

(iv) dMY issued to RSI 160,000,000 shares of newly issued Class V common stock, par value $0.0001 per share, of dMY (the “Class V Voting Stock”), representing the same number of Retained RSI Units (including 15,000,000 Earnout Interests and net of the number of Purchased RSI Units), which shares were immediately distributed by RSI to the Sellers.

In connection with the Closing, pursuant to the terms and conditions of the amended and restated certificate of incorporation of dMY, dated as of February 20, 2020 (the “Current Certificate of Incorporation”), and that certain amendment (the “Amended Insider Letter”) to a letter agreement entered into on February 20, 2020 in connection with dMY’s initial public offering (the “Letter Agreement”), by and between certain then current officers and directors of dMY (including the Founder Holders), the Sponsor, dMY, RSI and the Sellers’ Representative, all then-outstanding shares of Class B common stock, par value $0.0001 per share, of dMY (the “Class B Common Stock”) were converted into shares of Class A Common Stock (after giving effect to the Amended Sponsor Letter (as defined below)) on a one-for-one basis and into an aggregate number of 5,750,000 shares of Class A Common Stock (the “Class B Common Stock Conversion”).

The Earnout Interests

In connection with the Closing: (i) 1,212,813 shares of Class A Common Stock held by the Sponsor and the independent directors of dMY (collectively with the Sponsor, the “Founder Holders”) that formerly constituted shares of Class B Common Stock held by the Founder Holders, (ii) 1,212,813 Issued RSI Units issued to dMY in connection with the Business Combination, (iii) 15,000,000 Retained RSI Units held by the Sellers, and (iv) 15,000,000 shares of Class V Voting Stock issued to the Sellers by dMY in connection with the Business Combination (collectively, the “Earnout Interests”), became subject to certain restrictions on transfer and voting and potential forfeiture pending the achievement (if any) of the following earnout targets pursuant to the terms of the Business Combination Agreement: (a) if a Change of Control (as defined in the Business Combination Agreement) is consummated on or prior to the third anniversary of the date of the Closing, 100% of the Earnout Interests will be earned and no longer subject to the applicable restrictions on transfer and voting; (b) promptly (but no later than three business days) following the final determination of the Company 2021 Net Revenue (as defined in the Business Combination Agreement), 25% to 100% of the Earnout Interests will be earned and no longer subject to the applicable restrictions on transfer and voting, depending on the amount by which the Company 2021 Net Revenue exceeds $270,000,000, with 25% being earned in the event the Company 2021 Net Revenue is equal to $270,000,000 and 100% being earned in the event that Company 2021 Net Revenue is equal to or greater than $300,000,000; (C) if, on or any time prior to the third anniversary of the date of Closing, the Volume Weighted Average Share Price (as defined in the Business Combination Agreement) equals or exceeds $12.00 per share for 10 trading days of any 20 consecutive trading day period following the Closing, 50% of the Earnout Interests will be earned and no longer subject to the applicable restrictions on transfer and voting; and (d) if, on or any time prior to the third anniversary of the date of Closing, the Volume Weighted Average Share Price (as defined in the Business Combination Agreement) equals or exceeds $14.00 per share for 10 trading days of any 20 consecutive trading day period following the Closing, 100% of the Earnout Interests will be earned and no longer subject to the applicable restrictions on transfer and voting.

Cash Payments Delivered in connection with the Closing

At Closing, the Special Limited Partner delivered the Contribution Amount to RSI, (i) approximately $28.3 million of which was applied to pay transaction expenses of the parties as contemplated by the Business Combination Agreement and (ii) $125 million of which was paid to the Sellers as the Purchased RSI Units Cash Consideration to acquire the Purchased RSI Units.

The summary is qualified in its entirety by reference to the text of the Business Combination Agreement and the Amendment to Business Combination Agreement, dated December 4, 2020 (the “BCA Amendment”), by and among dMY, RSI, Sellers, Sponsor and Sellers’ Representative, which are included as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.01.	Entry into Material Definitive Agreement.

RSI A&R LPA

At the Closing, the Company, the Special Limited Partner, RSI GP, RSI and the Sellers entered into the Amended and Restated Limited Partnership Agreement of RSI, dated as of December 29, 2020, by and among dMY, Special Limited Partner, RSI GP, RSI and Sellers (the “RSI A&R LPA”).

Management

RSI GP, as the general partner of RSI following the Closing, has the sole authority to manage the business and affairs of RSI in accordance with the RSI A&R LPA or applicable law, including laws relating to gaming. The business, property and affairs of RSI will be managed solely by the general partner, and the general partner cannot be removed or replaced except with the consent of a majority in interests of the partners of RSI and the Company. The rights of the general partner’s board of managers are governed by the general partner’s limited liability company agreement (described below), which may be amended or modified from time to time by the Company.

Tax Distributions

The RSI A&R LPA provides quarterly tax distributions payable in accordance with the RSI A&R LPA to the holders of RSI Units on a pro rata basis based upon an agreed-upon formula related to the taxable income of RSI allocable to holders of RSI Units. Generally, these tax distributions will be computed based on RSI’s estimate of the taxable income of RSI allocable to each holder of RSI Units (based on certain assumptions) multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual or corporation resident in New York, California or Illinois (whichever results in the application of the highest state and local tax rate), subject to various adjustments. Distributions, including tax distributions, will be made to holders of RSI Units on a pro rata basis.

Transfer Restrictions

The RSI A&R LPA contains restrictions on transfers of units and requires the prior consent of the general partner for such transfers, except, in each case, for certain transfers to permitted transferees under certain conditions and exchanges of RSI Units for shares of Class A Common Stock after the six-month anniversary of the Closing.

Exchange of RSI Units for Class A Common Stock

The Sellers are, from and after the six-month anniversary of the Closing up to four times per calendar year, able to exchange all or any portion of their RSI Units, together with the cancelation of an equal number of shares of Class V Voting Stock, for a number of shares of Class A Common Stock equal to the number of exchanged RSI Units by delivering a written notice to RSI, with a copy to the Special Limited Partner; provided that no holder of RSI Units may exchange less than 1,000 RSI Units in any single exchange unless exchanging all of the RSI Units held by such holder at such time, subject in each case to the limitations and requirements set forth in the RSI A&R LPA regarding such exchanges. Notwithstanding the foregoing, the Special Limited Partner may, at its sole discretion, in lieu of delivering shares of Class A Common Stock for any RSI Units surrendered for exchange, pay an amount in cash per RSI Unit equal to the 5-day VWAP of the Class A Common Stock on the date of the receipt of the written notice of the exchange.

Exchange Ratio

For each RSI Unit exchanged, one share of Class V Voting Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging RSI Unit holder will be entitled to receive such security, securities or other property.

Restrictions on Exchange

In certain circumstances, RSI GP may limit the rights of holders of RSI Units to exchange their RSI Units under the RSI A&R LPA if RSI GP determines in good faith that such restrictions are necessary so that RSI will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.

This summary is qualified in its entirety by reference to the text of the RSI A&R LPA, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended & Restated Limited Liability Company Agreement of RSI GP

At the Closing, the Company and RSI GP entered into the Amended and Restated Limited Liability Company Agreement of RSI GP (the “GP LLCA”), pursuant to which, among other things, the parties established a board of managers of RSI GP, which is initially comprised of Neil Bluhm, Gregory Carlin and Richard Schwartz, to direct and exercise control over all activities of RSI GP, including RSI GP’s right to manage and control RSI. Pursuant to the GP LLCA, each of Neil Bluhm (or one of his adult children) and Gregory Carlin are entitled to serve as a manager of the board of RSI GP until they (or their permitted transferees, successors or assigns), taken together, hold fewer equity interests of the Company and RSI (taken together) than any other shareholder or affiliated group of shareholders. In addition, RSI has sole discretion to appoint managers (including to fill vacancies) and remove managers, subject to receipt of requisite gaming licenses and/or approvals from gaming authorities. As noted above, the Company may amend or modify the GP LLCA at any time.

This summary is qualified in its entirety by reference to the text of the GP LLCA, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Certificate of Incorporation of the Special Limited Partner

At the Closing, the Company and the Special Limited Partner amended the Special Limited Partner’s Certificate of Incorporation to, among other things, provide that (i) the board of directors of the Special Limited Partner are appointed by the board of directors of the Company (the “Board”) and (ii) the Special Limited Partner will comply with applicable gaming laws.

This summary is qualified in its entirety by reference to the text of the Special Limited Partner’s Amended and Restated Certificate of Incorporation and Bylaws, which are included as Exhibits 3.3 and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Founder Holders Forfeiture Agreement

At the Closing, the Founder Holders, the Company and the Sellers’ Representative entered into the Founder Holders Forfeiture Agreement (the “Founder Holders Forfeiture Agreement”), pursuant to which, among other things, the Founder Holders agreed to forfeit (pro rata) for no consideration up to 1,205,937 shares of Class A Common Stock (“Founder Holder Forfeiture Shares”) in the aggregate (consisting of two hundred fifty-four thousand three hundred sixty-one (254,361) Initial Stockholders Earnout Shares (as defined in the Business Combination Agreement) and nine hundred fifty-one thousand five hundred seventy-six (951,576) shares of Class A Common Stock that are not Initial Stockholders Earnout Shares following the Closing and the Company agreed to forfeit a corresponding number of RSI Units held by the Company to the extent that the Total Measureable Cash Amount (as defined in the Founder Holders Forfeiture Agreement) does not equal at least $245,000,000 (as more fully described in the Founder Holders Forfeiture Agreement).

This summary is qualified in its entirety by reference to the text of the Founder Holders Forfeiture Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Tax Receivable Agreement

At the Closing, the Company, the Special Limited Partner, RSI, the Sellers and the Sellers’ Representative entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) pursuant to which, among other things, the Sellers are entitled to payment by the Special Limited Partner of 85% of the net income tax savings realized by the Company and its consolidated subsidiaries (including the Special Limited Partner) as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated by the Business Combination Agreement and the exchange by the Sellers of their Retained RSI Units for Class A Common Stock (or cash) pursuant to the RSI A&R LPA and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement (as more fully described in the Tax Receivable Agreement). The Tax Receivable Agreement will remain in effect until all such tax benefits have been utilized or expired unless the Special Limited Partner exercises its rights to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

This summary is qualified in its entirety by reference to the text of the Tax Receivable Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Investor Rights Agreement

At the Closing, the Company, Sellers, the Founder Holders, and the Sellers’ Representative entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things:

(i) the Company and the Founder Holders agreed to terminate the Registration Rights Agreement, dated as of February 20, 2020, entered into by them in connection with dMY’s initial public offering,

(ii) the Sponsor has the right to nominate two directors to the Board and the Sellers’ Representative has the right to nominate the remaining directors of the Board (initially seven directors), and the Sellers’ Representative has the right to appoint up to three non-voting board observers to the Board, in each case subject to certain conditions,

(iii) the Company provided the Sellers and the Sponsor certain registration rights with respect to the shares of Class A Common Stock held by the Sellers and the Sponsor,

(iv) the Founder Holders and the Sellers agreed not to transfer, sell, assign or otherwise dispose of the shares of Class A Common Stock and the RSI Units held by such person for up to 12 months following the Closing (with respect to the Founder Holders) and 180 days following the Closing (with respect to the Sellers), in each case, subject to certain exceptions, and

(v) the Amended Insider Letter was deemed amended to remove the 12-month lock-up period contained therein applicable to the Sponsor, Niccolo de Masi, Harry You and the independent directors, in each case as more fully described in the Investor Rights Agreement.

This summary is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Services Agreement

At the Closing, RSI and Rush Street Gaming, LLC, a current affiliate of RSI (“RSG”), entered into a Services Agreement (the “Services Agreement”), pursuant to which, among other things, RSG and its affiliates will provide certain specified services to RSI for a period of two years following the Closing, subject to extension and early termination, including, without limitation, services relating to legal and compliance, human resources and information technology (in each case as more fully described in the Services Agreement). As compensation for RSG’s provision of these services, during the term of the Services Agreement, RSI will reimburse RSG for (i) all third party costs, including fees and costs incurred in connection with any required consents, incurred in connection with the provision of services, (ii) its reasonable and documented out-of-pocket travel and related expenses as approved by RSI, and (iii) an allocable portion of payroll, benefits and overhead (calculated at 150% of an employee’s salary, bonus and benefits cost) with respect to RSG’s or its affiliates’ employees who perform or otherwise assist in providing the services.

This summary is qualified in its entirety by reference to the text of the Services Agreement, which is included as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Arrangement

Shortly prior to the Closing, RSI entered into an employment letter agreement with Gregory A. Carlin to serve as Chief Executive Officer of RSI and the Company (the “Carlin Employment Letter”). Pursuant to the Carlin Employment Letter, Mr. Carlin will not be required to devote his full business time and attention to RSI and the Company and will be permitted to continue to provide services to RSG. Mr. Carlin’s services to RSI and the Company will commence on an at-will basis upon the Closing, subject to the terms and conditions set forth in the Carlin Employment Letter. Mr. Carlin’s initial base salary will be $500,000 and subject to annual review by the Company’s Compensation Committee. Mr. Carlin will also be eligible to participate in the Company’s discretionary bonus plan. Mr. Carlin’s target bonus under the Company’s discretionary bonus plan is 80% of his base salary paid during the bonus plan year, with a minimum bonus equal to 40% of his annual base salary and maximum bonus equal to 120% of his annual base salary depending on Mr. Carlin’s achievement of performance goals defined by the Company. Mr. Carlin is also eligible to participate in the Rush Street Interactive, Inc. 2020 Omnibus Equity Incentive Plan (the “Plan”), the terms of which are described in greater detail in the Proxy Statement in the section titled “The Incentive Plan Proposal”. Mr. Carlin’s annual long term incentives under the Plan will equal two times his annual base salary, which will vest based on time and performance vesting criteria. The performance-based grants are anticipated to vest on a rolling basis over three year time periods (e.g., 2021-2023, 2022-2024, etc.) and such grants may include a combination of stock options and restricted shares/units. In addition, Mr. Carlin is entitled to $600,000 of severance if RSI and/or the Company terminate his employment without cause. During Mr. Carlin’s employment, he must obtain and maintain all permits or licenses required under, and comply with, all applicable laws relating to gaming and, if he fails to so comply with such laws or is denied a required license or permit, or if a gaming regulatory authority in a jurisdiction in which RSI and the Company operates requires that Mr. Carlin’s employment be terminated or provides that his continued employment with RSI and/or the Company creates a gaming problem for the Company or any of its subsidiaries, his employment is immediately terminated without liability of the Company or its subsidiaries.

This summary is qualified in its entirety by reference to the text of the Carlin Employment Letter, which is included as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On the trading day following the Closing, dMY’s units ceased trading, and the Company’s Class A Common Stock and warrants to purchase Class A Common Stock of the Company began trading on the New York Stock Exchange (“NYSE”) under the symbols “RSI” and “RSI WS”, respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as dMY was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to dMY, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future performance of, and anticipated financial impact on, the Company following the Business Combination;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the proposed Business Combination disrupts current plans and operations;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably and retain its key employees;

•	the outcome of any legal proceedings that may be instituted against the Company following the consummation of the Business Combination;

•	changes in applicable laws or regulations;

•	costs related to the Business Combination;

•	the inability of the Company to maintain the listing of the Company’s Class A Common Stock or Warrants to Purchase Class A Common Stock on the NYSE;

•	the inability to develop and maintain effective internal controls;

•

the risk that the Company’s gross profit margins may be adversely impacted by a variety of factors, including variations in third-party products and services pricing, customer requirements and mix, sporting results and required promotional support;

•	changes in consumers’ loyalty to the Company due to factors beyond the Company’s control;

•	changes in demand for the Company’s products affected by changes in consumer preferences and tastes or if the Company is unable to innovate or market its products effectively;

•	the possibility that the Company may be adversely affected by other economic, business or competitive factors;

•	the Company’s ability to raise financing in the future;

•	the Company’s public securities’ potential liquidity and trading;

•

competition in the retail and online sports wagering and online gaming industry is intense and, as a result, the Company may fail to attract and retain users, which may negatively impact the Company’s operations and growth prospects;

•

economic downturns and political and market conditions beyond the Company’s control, including a reduction in consumer discretionary spending and sports leagues shortening, delaying or cancelling their seasons due to COVID-19, could adversely affect its business, financial condition, results of operations and prospects;

•	the Company’s growth prospects may suffer if it is unable to develop successful offerings, if it fails to pursue additional offerings or if it loses any of its key executives or other key employees;

•	the Company may be subject to litigation in the operation of its business and the Company’s insurance may not provide adequate levels of coverage against any claims;

•

the requirements of being a public company, including compliance with the SEC’s requirements regarding internal controls over financial reporting, may strain the Company’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination may be greater than the Company anticipates;

•

the Company is dependent on RSG and certain of its affiliates to provide it with certain services, which may not be sufficient to meet its needs, and the Company may have difficulty finding replacement services or be required to pay increased costs to replace these services to the extent that its services agreement with RSG terminates;

•

the Company’s business is subject to a variety of United States and foreign laws (including Colombia, where the Company has business operations), many of which are unsettled and still developing, and the Company’s growth prospects depend on the legal status of real-money gaming in various jurisdictions;

•

failure to comply with regulatory requirements or to successfully obtain a license or permit applied for could adversely impact the Company’s ability to comply with licensing and regulatory requirements or to obtain or maintain licenses in other jurisdictions, or could cause financial institutions, online and mobile platforms and distributors to stop providing services to the Company;

•

the Company relies on information technology and other systems and platforms (including reliance on third-party providers to validate the identity and identify the location of its users and to process deposits and withdrawals made by its users), and any breach or disruption of such information technology could compromise the Company’s networks and the information stored there could be accessed, publicly disclosed, corrupted, lost or stolen;

•

the Company intends to license certain trademarks and domain names to RSG and its affiliates, and RSG’s and its affiliates’ use of such trademarks and domain names, or failure to protect or enforce the Company’s intellectual property rights, could harm the Company’s business, financial condition, results of operations and prospects.

•	the Company relies on licenses and service agreements to use the intellectual property rights of third parties which are incorporated into or used in its products and services;

•

the Company may invest in or acquire other businesses, or may invest or spend the proceeds of the Business Combination in ways with which the investors may not agree or which may not yield a return, and the Company’s business may suffer if it is unable to successfully integrate acquired businesses into its company or otherwise manage the growth associated with multiple acquisitions; and

•	other risks and uncertainties indicated in this Current Report on Form 8-K, including those set forth under the section entitled “Risk Factors.”

Business

The business of the Company is described in the Proxy Statement in the section titled “Business of RSI” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company are described in the Proxy Statement in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

Reference is made to Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “Selected Historical Financial Information of RSI”, “RSI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “dMY’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which are incorporated herein by reference.

Properties

The facilities of the Company are described in the Proxy Statement in the section titled “Business of RSI,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock upon the completion of the Business Combination by:

•	each person known by the Company to be the beneficial owner of more than 5% of the shares of any class of the Company’s common stock;

•	each of the Company’s named executive officers and directors; and

•	all officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our voting common stock after the Business Combination is based on 204,792,517 shares of common stock outstanding, of which 44,792,517 shares are Class A Common Stock and 160,000,000 shares are Class V Voting Stock. The expected beneficial ownership percentages set forth below (i) include 1,212,813 shares of Class A Common Stock held by the Founder Holders and 15,000,000 shares of Class A Common Stock held by the Sellers which are Earnout Interests and subject to transfer and voting restrictions and potential forfeiture pending the achievement (if any) of earnout targets as set forth in the Business Combination Agreement and which, if such shares become earned, will be entitled to one vote per share, (ii) assumes that the 1,205,937 Founder Holders Forfeiture Shares will not be forfeited by the Founder Holders in accordance with the terms of the Founder Holders Forfeiture Agreement, (iii) do not take into account (a) warrants that remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing 30 days after the Closing), or (b) shares of Class A Common Stock reserved for issuance under the Plan.

	Beneficial Ownership
Name and Address of Beneficial Owners	Class A Common Stock	% of Class	Class V Voting Stock(1)	% of Class	% of Total Voting Power (2)
Directors and Named Executive Officers:
Greg Carlin(3)	—	—	34,132,645	21.3%	16.7%
Richard Schwartz	—	—	8,269,950	5.2%	4.0%
Mattias Stetz	—	—	2,964,157	1.9%	1.4%
Einar Roosileht	—	—	2,964,157	1.9%	1.4%
Leslie Bluhm	—	—	—	—	—
Neil Bluhm(4)	—	—	110,411,777	69.0%	53.9%
Niccolo de Masi	—	—	—	—	—
Judith Gold(5)	—	—	565,083	*	*
James Gordon	—	—	—	—	—
Sheli Rosenberg	—	—	—	—	—
Paul Wierbicki	—	—	141,272	*	*
Harry L. You(6)	5,675,000	12.7%	—	—	2.8%
All Executive Officers and Directors After the Business Combination as a Group (Twelve Individuals)	5,675,000	12.7%	159,449,041	99.7%	77.9%
5% Holders:
Greg Carlin(3)	—	—	34,132,645	21.3%	16.7%
Neil Bluhm(4)	—	—	110,411,777	69.0%	53.9%

*	less than 1%
(1)

Class V Voting Stock will entitle the holder thereof to one vote per share. Subject to the terms of the RSI A&R LPA, from and after the six-month anniversary of the Closing up to four times per calendar year, the RSI Units, together with an equal number of shares of Class V Voting Stock, are exchangeable for shares of Class A Common Stock on a one-for-one basis, subject to the limitations and requirements set forth in the RSI A&R LPA regarding such exchanges. The shares of Class V Voting Stock shown include the Earnout Interests held by each person and that are subject to certain restrictions on transfer and voting and potential forfeiture pending the achievement (if any) of the following earnout targets pursuant to the terms of the Business Combination Agreement.

(2)

Represents the percentage of voting power of the holders of Class A Common Stock and Class V Voting Stock of the Company voting together as a single class. See the disclosure in the Proxy Statement/Prospectus in the section titled “Description of the Company’s Securities—Class V Voting Stock—Voting Rights.”

(3)	Represents the aggregate number of shares of Class V Voting Stock held by Greg Carlin in his individual capacity and by the Greg and Marcy Carlin Family Trust.
(4)	Represents the aggregate number of shares of Class V Voting Stock held by Neil Bluhm, the NGB 2013 Grandchildren’s Dynasty Trust and Rush Street Interactive GP, LLC.
(5)	The shares beneficially owned by Judith Gold are held of record and registered to her husband, Dan Kotcher.
(6)

Sponsor is the record holder of such shares. Harry You is the manager of the Sponsor and has voting and investment discretion with respect to the common stock held of record by the Sponsor. The information above represents the 5,675,000 shares of Class A Common Stock held by Sponsor and (1) (i) includes the Earnout Interests held by the Sponsor that are subject to certain restrictions on transfer and voting and potential forfeiture pending the achievement (if any) of the following earnout targets pursuant to the terms of the Business Combination Agreement and (ii) does not include the 6,600,000 shares of Class A Common Stock underlying private placement warrants held by Sponsor that will become exercisable on the later of (x) 30 days following the Closing or (y) the 12-month anniversary of the Company’s initial public offering and (2) assumes that none of the 1,205,937 Founder Holders Forfeiture Shares are forfeited because Available Closing Date Cash exceeded $245,000,000.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement in the section titled “Management of the Company Following the Business Combination,” which is incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of dMY and RSI before the Business Combination is set forth in the Proxy Statement in the section titled “Executive Compensation,” which is incorporated herein by reference.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

At the Special Meeting, dMY’s stockholders approved the Plan. A description of the material terms of the Plan is set forth in the section of the Proxy Statement titled “The Incentive Plan Proposal,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached as Exhibit 10.12 to this Current Report on Form 8-K.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related person transactions of dMY and RSI are described in the Proxy Statement in the section titled “Certain Relationships and Related Person Transactions,” which is incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement titled “Management of the Company Following the Business Combination–Director Independence,” which is incorporated herein by reference.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—RSI A&R LPA,” “—Limited Liability Company Agreement of RSI GP,” “—Amended and Restated Certificate of Incorporation and Bylaws of the Special Limited Partner,” “—Founder Holders Forfeiture Agreement,” “—Investor Rights Agreement,” “—Services Agreement,” “—Employment Arrangement,” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—2020 Omnibus Equity Incentive Plan” and “—Compensatory Plans, Contracts or Arrangements” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The Company adopted a formal written policy effective upon the Business Combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the independent directors of the Board who have no interest in such transaction (or, if the Board delegates such review to a committee comprised of independent directors, including the Audit Committee), subject to the exceptions described below.

A related person transaction is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000 in any fiscal year. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy.

Under the policy, the Company’s Chief Financial Officer will collect information that he or she deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable him or her to identify any existing or potential related-person transactions and whether such related-person transaction requires an evaluation and approval by the Company’s independent directors who have no interest in such transaction, in which case, the Chief Financial Officer (in consultation with legal counsel) will report such transaction, together with a summary of material facts, to the Board for consideration. In addition, under the Code of Ethics, persons other than directors and executive officers have an affirmative responsibility to disclose a potential conflict of interest with, and seek a determination and prior authorization or approval from, their supervisor or the Chief Financial Officer (in consultation with legal counsel). A supervisor may not authorize or approve conflict of interest matters or make determinations as to whether a problematic conflict of interest exists without first providing the Chief Financial Officer with a written description of the activity and seeking the Chief Financial Officer’s written approval. If the supervisor is himself or herself involved in the potential or actual conflict, the matter should instead be discussed directly with the Chief Financial Officer. Further, directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Board.

The policy will require that, in determining whether to approve, ratify or reject a related person transaction, the Company’s independent directors who are not interested in such transaction (or if the Board delegates such review to a committee comprised of independent directors who are not interested in such transaction (including the Audit Committee), such committee), must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of the Company’s stockholders, as the Company’s independent directors who are not interested in such transaction (or if the Board delegates such review to a committee comprised of independent directors who are not interested in such transaction (including the Audit Committee), such committee), determines in the good faith exercise of its discretion. The Company has determined that certain transactions will not require the approval of the Company’s independent directors who are not interested in such transaction (or if the Board delegates such review to a committee comprised of independent directors who are not interested in such transaction (including the Audit Committee), such committee), including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, transactions available to all employees generally, and transactions pursuant to which the Company and/or any of its subsidiaries obtains market access or offers its gaming products or operational services in a new jurisdiction and that involves the Company or any of its subsidiaries and another company at which a related party is a director or executive or in which such related party owns a direct or indirect beneficial ownership of 10% or greater.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement titled “Other Information Related to dMY—Legal Proceedings” and “Business of RSI—Legal Proceedings,” which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Following the Closing of the Business Combination, on December 30, 2020, the Company’s Class A Common Stock began trading on the NYSE under the symbol “RSI” and its warrants began trading on the NYSE under the symbol “RSI WS”. dMY has not paid any cash dividends on its shares of common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to a Business Combination will be within the discretion of the Board at such time.

Information regarding dMY’s common stock, rights and units and related stockholder matters are described in the Proxy Statement in the section titled “Description of Securities” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement in the section titled “Description of Securities” and such information is incorporated herein by reference.

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in the Proxy Statement in the section titled “Management of the Company Following the Business Combination—Limitation on Liability and Indemnification Matters,” which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Item 3.02.	Unregistered Sales of Equity Securities

Class V Voting Stock

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Upon the Closing, the Company issued 160,000,000 shares of Class V Voting Stock (including 15,000,000 shares of Class V Voting Stock that are Earnout Interests) to the Sellers in connection with the Closing of the Business Combination. The issuance was made to the Sellers, each of whom is an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of December 29, 2020, there were approximately 44,792,517 shares of Class A common stock outstanding, and in addition, there were approximately 160,000,000 shares of Class V Voting Stock outstanding. These share numbers:

(i) exclude warrants that remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing 30 days after the Closing),

(ii) include 1,212,813 shares of Class A Common Stock held by the Founder Holders and 15,000,000 shares of Class A Common Stock held by the Sellers which are Earnout Interests and therefore subject to transfer and voting restrictions and potential forfeiture pending the achievement (if any) of earnout targets as set forth in the Business Combination Agreement and which, if such shares become earned, will be entitled to one vote per share,

(iii) assume that the 1,205,937 Founder Holders Forfeiture Shares will not be forfeited by the Founder Holders in accordance with the terms of the Founder Holders Forfeiture Agreement, or

(iv) the issuance of any shares upon completion of the Business Combination under the Plan.

As a result of the Business Combination, based on such assumptions and after giving effect to the terms of such arrangements, (a) pre-Business Combination the public stockholders of dMY hold approximately 11.2% of the voting power of the Company, (b) the Founder Holders hold approximately 2.8% of such voting power, (c) the Sellers hold approximately 78.1% of such voting power and (d) the PIPE investors hold approximately 7.8% of such voting power.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

The following persons are serving as executive officers and directors following the Closing. For information concerning the executive officers and directors, see the disclosure in the Proxy Statement in the sections titled “Other Information Related to dMY — Directors and Executive Officers,” “Management of the Company Following the Business Combination,” and “Certain Relationships and Related Party Transactions”, which are incorporated herein by reference.

Name	Age	Position
Greg Carlin	54	Chief Executive Officer; Director; Compensation Committee
Kyle Sauers	49	Chief Financial Officer
Einar Roosileht	38	Chief Information Officer
Richard Schwartz	46	President
Mattias Stetz	41	Chief Operating Officer
Leslie Bluhm	56	Director
Neil Bluhm	82	Chairman; Director; Chair, Compensation Committee; Chair, Nominating and Corporate Governance Committee
Niccolo de Masi	40	Director; Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee
Judith Gold	56	Director
James Gordon	71	Director; Audit Committee
Sheli Rosenberg	78	Director; Compensation Committee
Paul Wierbicki	40	Director; Nominating and Corporate Governance Committee
Harry You	61	Director; Chair, Audit Committee

Effective upon the Closing, Niccolo de Masi resigned as Chief Executive Officer of dMY and Harry You resigned as Chairman of dMY. Effective upon the Closing, each of Darla Anderson, Francesca Luthi and Charles E. Wert resigned as directors of dMY.

2020 Omnibus Equity Incentive Plan

At the Special Meeting, dMY stockholders considered and approved the Plan and reserved 13,400,000 shares of Class A Common Stock for issuance thereunder. The Plan was approved by the board of directors of dMY on November 17, 2020. The Plan became effective immediately upon the Closing of the Business Combination.

A more complete summary of the terms of the Plan is set forth in the Proxy Statement in the section titled “The Incentive Plan Proposal.” That summary and the foregoing description are qualified in their entirety by reference to the text of the Plan, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

Compensatory Plans, Contracts or Arrangements

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Employment Arrangements” of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

The compensatory plans, contracts and arrangements to which the Company’s named executive officers participate or may participate are set forth in the Proxy Statement in the section titled “Executive Compensation—RSI,” which is incorporated herein by reference.

In connection with the Business Combination, the Company also intends to adopt a new board of directors compensation program, which is set forth in the Proxy Statement in the section titled “Executive Compensation—RSI—New Director Compensation Program.”

Item 5.05.	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing of the Business Combination, on December 29, 2020 and effective as of such date, the Board adopted a new code of business conduct and ethics (the “Code”) applicable to the Company’s employees, officers and directors. The Company intends to post any amendments to or any waivers from a provision of the Code on its website.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is included as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, dMY ceased being a shell company. Reference is made to the disclosure in the Proxy Statement in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 8.01.	Other Events

As a result of the Business Combination and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is a successor issuer to dMY. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of RSI as of and for the nine months ended September 30, 2020 and 2019 and the years ended December 31, 2019 and 2018, the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy Statement beginning on page F-33 and incorporated herein by reference.

(b) Pro forma financial information.

Certain unaudited pro forma information of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(c) Shell company transactions.

Reference is made to Items 9.01(a) and (b) and the exhibit referred to therein, which are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1[o]	Amended and Restated Business Combination Agreement, dated as of October 9, 2020, by and among dMY, RSI, Sellers, Sponsor and Sellers’ Representative (incorporated by reference to Exhibit 2.1 of dMY Current Report on Form 8-K filed with the SEC on October 13, 2020).

2.2	Amendment to Amended and Restated Business Combination Agreement, dated as of December 4, 2020, by and among dMY, RSI, Sellers, Sponsor and Sellers’ Representative (incorporated by reference to Annex A-2 to dMY’s Preliminary Proxy Statement filed with the SEC on December 4, 2020).

3.1*	Amended and Restated Certificate of Incorporation of the Company.

3.2*	Amended and Restated Bylaws of the Company.

3.3*	Amended and Restated Certificate of Incorporation of RSI ASLP, Inc.

3.4*	Bylaws of RSI ASLP, Inc.

4.1	Specimen Warrant Certificate of dMY (incorporated by reference to Exhibit 4.3 of dMY’s Form S-1 (File No. 333-236208), filed with the Commission on February 13, 2020).

4.2	Warrant Agreement, dated February 20, 2020, between Continental Stock Transfer & Trust Company and dMY (incorporated by reference to Exhibit 4.1 of dMY’s Form 8-K (File No. 001-39232), filed with the Commission on February 25, 2020).

10.1*	Amended and Restated Limited Partnership Agreement of RSI, dated as of December 29, 2020, by and among dMY, Special Limited Partner, RSI GP, RSI and Sellers.

10.2*	Amended and Restated Limited Liability Company Agreement of RSI GP, dated as of December 29, 2020, by and between dMY and RSI GP.

10.3*	Founder Holder Forfeiture Agreement, dated as of December 29, 2020, by and among the Founder Holders, dMY and Seller’s Representative.

10.4*	Tax Receivable Agreement, dated as of December 29, 2020, by and among dMY, the Special Limited Partner, RSI, the Sellers, and the Sellers’ Representative.

10.5*	Investor Rights Agreement, dated as of December 29, 2020, by and among dMY, Sellers, the Founder Holders, and the Sellers’ Representative.

10.6*	Services Agreement, dated as of December 29, 2020, by and between RSI and RSG.

10.7*	Employment Agreement, dated as of December 27, 2020, by and between the Company and Gregory A. Carlin.

10.8+*	Rush Street Interactive, Inc. 2020 Omnibus Equity Incentive Plan.

14.1*	Rush Street Interactive, Inc. Code of Business Conduct and Ethics.

21.1*	List of Subsidiaries of the Company.

99.1*	Unaudited pro forma condensed combined financial information of the Company as of September 30, 2020.

[o]

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

*	Filed herewith
+	Indicates a management or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RUSH STREET INTERACTIVE, INC.

By:	/s/ Greg Carlin
Name: Greg Carlin
Title: Chief Executive Officer

Dated: January 5, 2021